SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 3, 2002

GREKA Energy Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-20760	84-1091986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 1501, New York, NY	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 218-4680

Item 5.    Other Events.

On June 3, 2002 GREKA Energy Corporation (“GREKA”) announced that it had closed the sale of its interests in the Potash Field, Plaquemines Parish, Louisiana for a contract price of $20 million.

The Asset Sale Agreement pertaining to this transaction is filed as Exhibit 10.1 hereto, and the press release announcing this transaction is filed as Exhibit 99.1 hereto.

Item 7.    Financial Statements and Exhibits.

(c)	The following exhibits are furnished as part of this report:

Exhibit 10.1 Asset Sale Agreement between Greka AM, Inc. and Sundown Energy, Inc. dated May 16, 2002.

Exhibit 99.1 Press release of GREKA Energy Corporation dated June 3, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: June 11, 2002	GREKA ENERGY CORPORATION

	By:	/s/ RANDEEP S. GREWAL Randeep S. Grewal, Chairman, Chief Executive Officer and President